As filed with the Securities and Exchange Commission on October 31, 2019

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TRILOGY METALS INC.

(Exact name of registrant as specified in its charter)

British Columbia (State or other jurisdiction of incorporation or organization)	98-1006991 (I.R.S. Employer Identification No.)
Suite 1150, 609 Granville Street Vancouver, British Columbia Canada V7Y 1G5 (Address of Principal Executive Offices) (Zip Code)

Trilogy Metals Inc. Equity Incentive Plan Trilogy Metals Inc. 2012 Restricted Share Unit Plan Trilogy Metals Inc. 2012 Non-Employee Directors Deferred Unit Plan
(Full title of the plan)

DL Services, Inc.

701 Fifth Avenue, Suite 6100

Seattle, Washington 98104

(Name and address of agent for service)

(206) 903-8800

(Telephone number, including area code, of agent for service)

With a copy to

Kimberley R. Anderson

Dorsey & Whitney LLP

701 Fifth Avenue, Suite 6100

Seattle, WA 98104

(206) 903-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☒

Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common shares, no par value(3)	2,545,421	$1.03(4)	$2,621,783.63	$340.31
Common shares, no par value(5)	3,918,741	$1.89 (6)	$7,406,420.49	$961.35
Common shares, no par value(7)	2,816,240	$1.89 (6)	$5,322,693.60	$690.89
Common shares, no par value(8)	947,868	$1.89 (6)	$1,791,470.52	$232.53
Total common shares	10,228,270		$17,142,368.24	$2,225.08

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with the provisions of the plans. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the plan.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and 457(c).

(3)	Represents common shares, without par value, issuable pursuant to outstanding options under the Trilogy Metals Inc. Equity Incentive Plan.

(4)	The proposed maximum aggregate offering price is based upon the exercise prices for outstanding options (C$1.35) under the Trilogy Metals Inc. Equity Incentive Plan converted into U.S. dollars using an exchange rate of CAD$1.00 = USD$0.7659, the Bank of Canada reported exchange rate on October 28, 2019.

(5)	Represents common shares, without par value, issuable pursuant to options to be issued under the Trilogy Metals Inc. Equity Incentive Plan.

(6)	The proposed maximum aggregate offering price is based upon the average of the high and low prices of the common shares reported on the NYSE MKT on October 24, 2019 for common shares reserved for future option issuances under the Trilogy Metals Inc. Equity Incentive Plan, for common shares reserved for issuance under the Trilogy Metals Inc. 2012 Restricted Share Unit Plan and for common shares reserved for issuance under the Trilogy Metals Inc. 2012 Non-Employee Directors Deferred Unit Plan.

(7)	Represents common shares, without par value, issuable under RSUs granted pursuant to the Trilogy Metals Inc. 2012 Restricted Share Unit Plan.

(8)	Represents common shares, without par value, issuable under DSUs granted pursuant to the Trilogy Metals Inc. 2012 Non-Employee Directors Deferred Unit Plan.

Explanatory Note

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 10,228,270 common shares of Trilogy Metals Inc. (the “Company”), which may be issued pursuant to awards under the Equity Incentive Plan (the “Incentive Plan”), the 2012 Restricted Share Unit Plan (the “RSU Plan”), and the 2012 Non-Employee Director Deferred Unit Plan (the “DSU Plan”), (the “Plans”). In accordance with General Instruction E to Form S-8, the Company incorporates herein by reference the contents of the Form S-8 filed by the Company with respect to the Plans on November 20, 2015 (Registration No. 333-208149), together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Certificate of Incorporation, effective April 27, 2011 (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form 40-F, as filed on March 1, 2012 (File No. 001-35447))
4.2	Articles of Trilogy Metals Inc., effective April 27, 2011, as altered March 20, 2012 (incorporated by reference to Exhibit 99.3 to Amendment No. 1 to the Registration Statement on Form 40-F, as filed on April 19, 2012 (File No. 001-35447))
5.1	Opinion and Consent of Blake, Cassels & Graydon LLP
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP
23.3	Consent of Ausenco Engineering Canada Inc.*
23.4	Consent of BD Resource Consulting Inc.*
23.5	Consent of SIM Geological Inc.*
23.6	Consent of International Metallurgical & Environmental Inc.*
23.7	Consent of Antonio Peralta Romero*
23.8	Consent of John Joseph DiMarchi*
23.9	Consent of Calvin Boese*
23.10	Consent of Bruce Murphy*
23.11	Consent of Tom Sharp*
23.12	Consent of Andrew W. West
24.1	Powers of Attorney (included on the signature page of this registration statement)
99.1	Trilogy Metals Inc. Equity Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement for its 2015 Annual Meeting of Shareholders filed on March 27, 2015)
99.2	Trilogy Metals Inc. 2012 Restricted Share Unit Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement for its 2013 Annual Meeting of Shareholders filed on April 9, 2013)
99.3	Trilogy Metals Inc. 2012 Non-Employee Directors Deferred Share Unit Plan (incorporated by reference to Appendix C to the Registrant’s Definitive Proxy Statement for its 2013 Annual Meeting of Shareholders filed on April 9, 2013)

Signatures

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada, on this 31st day of October, 2019.

TRILOGY METALS INC.

By:	/s/ Elaine Sanders
Name:	Elaine Sanders
Title:	Chief Financial Officer

SIGNATURES OF OFFICERS AND DIRECTORS
AND Power of Attorney

Each person whose signature appears below constitutes and appoints Elaine Sanders as the undersigned’s true and lawful attorney-in-fact and agents, with the full power of substitution and resubstitution, for them in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith) to this registration statement and any related registration statements necessary to register additional securities and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ James Gowans James Gowans	Director, Interim President and Chief Executive Officer of the Company (Principal Executive Officer)	October 30, 2019

/s/ Elaine Sanders Elaine Sanders	Vice President, Chief Financial Officer and Corporate Secretary of the Company (Principal Financial Officer and Accounting Officer)	October 30, 2019

/s/ Tony Giardini Tony Giardini	Director	October 30, 2019

/s/ William Hayden William Hayden	Director	October 30, 2019

/s/ William Hensley William Hensley	Director	October 30, 2019

/s/ Gregory Lang Gregory Lang	Director	October 30, 2019

/s/ Kalidas V. Madhaypeddi Kalidas V. Madhavpeddi	Director	October 30, 2019

/s/ Janice Stairs Janice Stairs	Director	October 30, 2019

/s/ Diana Walters Diana Walters	Director	October 30, 2019

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